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                                                                     EXHIBIT 8.2


                        [Letterhead of Macleod Dixon LLP]


                                                                  April 18, 2001



Calpine Corporation
50 West San Fernando Street
San Jose, California, 95113

Ladies and Gentlemen:

         We have acted as Canadian tax counsel to Calpine Corporation, a Delaware corporation ("Calpine"), in connection with the registration of the Shelf Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on March 8, 2001 and amended on April 21, 2001 of Calpine common stock, par value $.001 per share (the "Common Stock"). In addition, Encal Energy Ltd. ("Encal") has prepared, and we have reviewed a Management Information Circular and Proxy Statement (the "Proxy Statement") which was dated March 16, 2001. The Proxy Statement relates to the proposed acquisition of Encal by Calpine upon the terms and conditions set forth in the Combination Agreement dated as of February 7, 2001, as amended, and the exhibits thereto (the "Combination Agreement") to be implemented by means of an exchange of Encal shares (other than shares of holders who perfect their dissent rights) for Exchangeable Shares of Calpine Canada Holdings Ltd. pursuant to a plan of arrangement in substantially the form set forth as Exhibit A to the Combination Agreement (the "Plan of Arrangement").

         In connection with this opinion, we have examined the Registration Statement, the Proxy Statement, the Combination Agreement and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined and the facts and representations concerning the registration of shares of Calpine common stock that have come to our attention during our engagement and (ii) that the issuance of shares of Calpine common stock pursuant to the Registration Statement will be consummated in the manner described in the Registration Statement.

         This opinion is based on the current provisions of the Income Tax Act (Canada) and regulations thereunder, the current provisions of the Convention Between the United States of America and Canada with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended, and our understanding of the current published administrative practices of the Canada Customs and Revenue Agency. This opinion takes into account all specific proposals to amend the Income Tax Act (Canada) and regulations that have been publicly announced by the Minister of Finance (Canada) prior to the date hereof and assumes that all of these proposed amendments will be enacted in their present form. No assurances can be given that any proposed


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amendments will be enacted in the form proposed, if at all. Except for the foregoing, this opinion does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations which may differ from the Canadian federal income tax considerations described in the Registration Statement. In addition, we have assumed that all parties to the Combination Agreement have acted, and will act, in accordance with the terms of such Combination Agreement and that the Combination Agreement will be consummated pursuant to the terms and conditions set forth therein without the waiver or modification of any such terms and conditions.

         Based upon and subject to the foregoing, the confirmation by Calpine of the accuracy of certain assumptions and representations underlying this opinion, and the qualifications, limitations, and assumptions contained in the portion of the Registration Statement captioned "Income Tax Considerations-Canadian Federal Income Tax Considerations," we hereby confirm, as to matters of Canadian federal income tax law, our opinion contained in the Registration Statement under the caption "Income Tax Considerations - Canadian Federal Income Tax Considerations".

         We have not considered and render no opinion on any aspect of law other than as expressly set forth above.

         This opinion is furnished to you solely for use in connection with the Registration Statement and may not be used for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

                                  Yours truly,

                                  /s/ Macleod Dixon LLP